                                                                       EXHIBIT 5
GFC Financial Corporation

William J. Hallinan
Vice President
General Counsel & Secretary

602-207-5749

                                          March 25, 1994

United States Securities and Exchange Commission
Office of Application and Report Services
450 Fifth Street, NW
Washington, DC 20549

Dear Ladies and Gentlemen:

     In my capacity as counsel for Greyhound Financial Corporation, a Delaware corporation (the "Company"), I have formed the following opinion in connection with the registration of the Company's Senior Debt Securities (the "Securities") on Form S-3. Unless otherwise defined herein, the definition of the terms used in this opinion shall be the same as those in the registration statement to which this opinion has been attached as an exhibit (the "Registration Statement").

     I have examined such corporate records and other documents and have made such examinations of law as I have deemed relevant. Based on the above, and subject to the qualifications below, it is my opinion that upon:

          (a) the due execution and delivery of any supplement or supplements to the Indenture by the Trustee and the Company;

          (b) the taking of appropriate further action by the Company;

          (c) the effectiveness of the Registration Statement pursuant to the Securities Act of 1933, as amended, the Trust Indenture Act of 1939, and any required filing of the Prospectus pursuant to Rule 424(b) within the period required by that rule;

          (d) the due execution and delivery of the Securities on behalf of the Company;

          (e) the due authentication of the Securities by the Trustee; and

          (f) the sale and delivery of the Securities at the price or prices and in accordance with the terms set forth in the Registration Statement, as it may be amended from time to time;

the Securities will be duly and validly authorized and when issued will be legal, valid and binding obligations of the Company in accordance with their terms, except as such binding nature may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity and commercial reasonableness.

     The foregoing opinion relates only to matters of the laws of the State of Arizona and the General Corporation Law of the State of Delaware, in either case without reference to conflict of laws, and to the Federal laws of the United States. I do not express any opinions on laws of any other jurisdiction or otherwise than as expressly set forth above.

     I hereby consent to the use of the foregoing opinion as an exhibit to the Registration Statement and to the use of my name and title in such Registration Statement and related Prospectus, under the heading "Legal Matters".

                                          Very truly yours,

                                          /s/ WILLIAM J. HALLINAN

                                          William J. Hallinan
                                          Vice President and General Counsel
dlw